Exhibit 32.1

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.ss.1350, as adopted), Lance K. Gordon, Chief Executive Officer of VaxGen, Inc. (the “Company”), and Carter A. Lee, Principal Financial Officer of the Company, each hereby certify that, to the best of their knowledge:

1.     The Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2003, to which this Certification is attached as Exhibit 32.1 (the “Report”) fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, and

2.     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In Witness Whereof, the undersigned have set their hands hereto as of the 14th day of August, 2003.

/s/ Lance K. Gordon —————————— Chief Executive Officer	/s/ Carter A. Lee —————————— Principal Financial Officer

*	These certifications are not deemed “filed” with the Securities and Exchange Commission and are not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, irrespective of any general language contained in such filing.

End of Filing